SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 22, 1999



                          SIGNAL APPAREL COMPANY, INC.
             (Exact name of Registrant as specified in its charter)




         Indiana                      1-2782                  62-0641635
     (State or other                (Commission            (I.R.S. Employer
      jurisdiction                 File Number)          Indentification No.)
    of incorporation)


34 Englehard Avenue, Avenel, New Jersey                       07001
(Address of principal executive offices)                    (zip code)


Registrant's telephone number, including area code (732) 382-2882


              200 Manufacturers Road, Chattanooga, Tennessee 37405 (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

     On March 22, 1999, the Company completed the acquisition of substantially all of the assets of Tahiti Apparel, Inc. ("Tahiti"), a New Jersey corporation engaged in the design and marketing of swimwear, body wear and active wear for ladies and girls. Pursuant to the terms of an Asset Purchase Agreement dated December 18, 1998 between the Company, Tahiti and the majority stockholders of Tahiti, as amended by agreement dated [March 16, 1999] (as amended, the "Acquisition Agreement"), the purchase price for the assets and business of Tahiti is $15,872,500, payable in shares of the Company's Common Stock having an agreed value (for purposes of such payment only) of $1.18750 per share.
Additionally, the Company assumed, generally, the liabilities of the business set forth on Tahiti's audited balance sheet as of June 30, 1998 and all liabilities incurred in the ordinary course of business during the period commencing July 1, 1998 and ending on the Closing Date (including Tahiti's liabilities under a separate agreement (as described below) between Tahiti and Ming-Yiu Chan, Tahiti's minority shareholder).

     The acquisition will result in the issuance of 13,366,316 shares of the Company's Common Stock to Tahiti in payment of the purchase price under the Acquisition Agreement. The Acquisition Agreement also provides that 1,000,000 of such shares will be placed in escrow with Tahiti's counsel, Wachtel & Masyr, LLP (acting as escrow agent under the terms of a separate escrow agreement) for a period commencing on the Closing Date and ending on the earlier of the second anniversary of the Closing Date or the completion of Signal's annual audit for its 1999 fiscal year. This escrow will be used exclusively to satisfy the obligations of Tahiti and its majority stockholders to indemnify the Company against certain potential claims as specified in the Acquisition Agreement. Any shares not used to satisfy such indemnification obligations will be released to Tahiti at the conclusion of the escrow period. As discussed below, the Company also issued 1,000,000 additional shares of Common Stock under the terms of the Chan Agreement. During the course of negotiations leading to the execution of the Acquisition Agreement, and in order to enable Tahiti to obtain working capital financing needed to support its ongoing operations, the Company guaranteed repayment by Tahiti of certain amounts owed by Tahiti under one of its loans from Bank of New York Financial Corporation ("BNYFC"), which also is the Company's senior lender.

     At a meeting held January 29, 1999, the Company's shareholders approved the issuance of up to 10,070,000 shares of the Company's Common Stock in connection with the Acquisition Agreement and the Chan Agreement, which shares were issued in connection with the closing. Under the rules of the New York Stock Exchange, on which the Company's Common Stock is traded, issuance of the additional 4,296,316 shares of Common Stock called for by the March 12 amendment to the Acquisition Agreement will be subject to approval by the Company's shareholders at the Company's 1999 annual meeting, which the Company expects to hold not later than June 15, 1999. The Company's principal shareholder, WGI, LLC, has executed a proxy in favor of Zvi Ben-Haim to vote in favor of the issuance of such additional 4,296,316 shares of the Company's Common Stock at the Company's 1999 Annual Meeting.

The Chan Agreement

     In connection with the acquisition, Tahiti and Tahiti's majority stockholders reached an agreement with Tahiti's minority shareholder, Ming-Yiu Chan (the "Chan Agreement"), pursuant to which Tahiti executed a promissory note to Chan in the principal amount of $6,770,000 (the "Chan Note"), bearing interest at the rate of 8% per annum, and payable as follows:

     (a) $3,500,000 payable in cash (with accrued interest thereon) in the following installments:

          $250,000 payable 90 days following the closing, $250,000 payable 180 days following closing, $250,000 payable 270 days following closing, $250,000 payable 360 days following closing;
          $312,500 payable on June 1, 2000;
          $312,500 payable on September 1, 2000;
          $312,500 payable on December 1, 2000;
          $312,500 payable on March 1, 2000;
          $312,500 payable on June 1, 2001;
          $312,500 payable on September 1, 2001;
          $312,500 payable on December 1, 2001; and
          $312,500 payable on March 1, 2002.

     (b) Balance of $3,270,000 plus accrued interest payable, at the option of Tahiti, through either: (1) delivery of 1,000,000 shares of Common Stock of the Company within five (5) business days of the closing or (2) payment of the such amount (including accrued interest) in cash in eight quarterly installments, beginning on the first anniversary of the closing under the Asset Purchase Agreement.

Under the terms of the Acquisition Agreement, the Company assumed the Chan Note following Closing. Effective March 22, 1999, the Company exercised its right to pay the $3,270,000 portion of the Chan Note through the issuance of 1,000,000 shares of Common Stock of the Company to Chan.

Potential Repurchase of Tahiti Assets by Certain Tahiti Stockholders

     The Acquisition Agreement gives Tahiti's former majority stockholders, Zvi Ben-Haim and Michael Harary, the right (jointly) to repurchase Taiti's assets from the Company if, at any time prior to the fifth anniversary of the closing, the Company is unable to provide sufficient financing to its subsidiary or division operating the business purchased from Tahiti to support a level of sales at least equal to the sales of such business for the preceding season plus a reasonable rate of growth (a "Financing Default"). If this right were exercised, the repurchase price would consist of repayment to the Company of the original $15,872,500 purchase price (payable in shares of Common Stock which would then be valued at the greater of $1.1875 per share or the average market price over the 20 preceding trading days), plus assumption of liabilities incurred in the ordinary course of business.

Restrictions on Resale of Company Common Stock; Registration Rights

     The shares of Company Common Stock issued pursuant to the acquisition were not registered under the Securities Act of 1933, as amended, and, accordingly, may not be sold, transferred or otherwise disposed of by the recipients except:
(1) pursuant to an effective registration statement; (2) in compliance with Securities Act Rule 144; or (3) if, in the opinion of counsel reasonably acceptable to the Company or pursuant to a "no action" letter obtained by the selling shareholder from the staff of the Commission, such sale, transferor other disposition is otherwise exempt from registration under the Securities Act. Moreover, any sale of such shares is further restricted pursuant to the terms of a Stock Resale Agreement among the parties (described below).

     Under the terms of a separate Registration Rights Agreement executed in connection with the Acquisition Agreement, Tahiti and/or its shareholders (and certain permitted assignees) have the right for a period of ten years following the Closing Date, under certain circumstances, to have shares of the Company's Common Stock issued pursuant to the Acquisition Agreement registered for resale if the Company otherwise registers shares of its Common Stock for sale. Such "piggy back" registration rights will not apply, however, in the case of any registration by the Company of (A) securities issued or issuable to the holders of the Company's 5% Series G1 Convertible Preferred Stock (B) securities to be issued pursuant to a stock option or other employee benefit or similar plan or
(C) in connection with any transaction (such as another acquisition) contemplated by Rule 145 under the Securities Act. The Company also has agreed that Tahiti's majority shareholders (and certain permitted assignees) will be entitled to one "demand" registration during each of the first five (5) years following the Closing Date, and to one additional demand registration between the fifth and tenth anniversaries of the Closing Date, provided that they are still serving in their respective capacities as employees of Signal at such time. The Company generally will be responsible for the expenses of any resale registration of the shares issued under the Acquisition Agreement while Tahiti's former majority shareholders continue to serve as employees of the Company, except that, in the case of a "piggy back" registration, the selling shareholders will be required to pay any underwriter's and/or brokers commissions that the Company would not have incurred if their shares had not been included in the registration. In the case, however, of any demand registration effected during the first five years following the Closing Date but while the registering shareholder is no longer an employee of Signal, the registering shareholder shall be responsible for all such expenses.

     The parties also entered into a Stock Resale Agreement concerning the shares issued in the acquisition, whereby Tahiti's majority stockholders and Chan agreed (subject to certain limited exceptions) to limit their transfers of Company Common Stock during each of the first five (5) years following the Closing Date (two (2) years in the case of the shares issued under the Chan Agreement) to no more than five percent (5%) of the number of shares held by each of them during each such year. This agreed limitation will expire as to either of Tahiti's majority stockholders if his employment with the Company should be terminated prior to the end of such five year period either (A) by the Company, without cause, or (B) by the employee under circumstances amounting to a constructive termination as set forth in each shareholder's employment agreement.

Employment Agreements

     Messrs. Zvi Ben-Haim and Michael Harary, Tahiti's majority stockholders prior to the acquisition, both have been employed by the Company under 5-year employment agreements to continue to manage Tahiti's business following closing, with Mr. Ben-Haim serving as President and CEO of Tahiti and its Premier Active Group as well as President of the newly formed Signal Branded Division and Mr. Harary serving as Executive Vice President of Tahiti and Executive Vice President of the Signal Branded Division. The agreements also provide that Messrs. Ben-Haim and Harary both will be appointed to the Company's Executive Management Committee, and that (subject to the fiduciary duties of its Board of Directors) the Company will use its reasonable best efforts to cause Ben-Haim to be nominated for election as a director of the Company at the 1999 Annual Meeting. In the meantime, Mr. Ben-Haim has been appointed to serve as a director of the Company.

     Each of these agreements provides for a signing bonus of $250,000, a base salary of $500,000 per year, with annual bonuses based on a sliding scale tied to the annual amount of net operating income ("NOI") generated by the Signal Branded Division, expense allowances, automobile allowances and additional fringe benefits generally commensurate with those of the Company's other senior executives, and participation in all insurance, retirement and other benefit programs available to the Company's employees generally. No bonus will be payable under these agreements unless Tahiti's NOI reaches an annual level of at least $4.5 million.

     The employment agreements also provide certain payments in the event of any Change in Control of the Company (as defined) and for excise tax gross up payments to each of Messrs. Ben-Haim and Harary if it is determined that, as a result of any payment made by the Company to either executive (including any payments under the change in control provision), such executive would be liable for the excise tax imposed on "excess parachute payments" by Section 4999 of the Code. The agreements also contain covenants not to compete with the Company, subject to certain conditions, in the event of certain terminations of the employment of either executive.

     Upon any termination of employment due to death or disability, either of Messrs. Ben-Haim or Harary (or his beneficiary) would receive any then-earned salary and bonus plus six months base salary and any reimbursable expenses. Upon termination without cause or due to a constructive termination or certain extraordinary corporate events, each of the employment agreements provides for
(A) the immediate vesting of any incentive compensation benefits or compensatory option grants, (B) the payment, in a lump sum, of all base salary that would have continued for a period equal to the shorter of two years or the remaining term of the agreement (the "Post Termination Period"), (C) a continuation of all benefits through the Post Termination Period, and (D) payment of any bonus which otherwise would have been applicable as if the executive were employed through December 31 of the year in which such termination occurs. No additional compensation would be payable for any period following a voluntary termination or a termination for cause.

     Pursuant to the terms of separate Securities Transfer Agreements executed in conjunction with their Employment Agreements, each of Messrs. Ben-Haim and Harary received warrants, effective at closing and exercisable from November 1, 1999 through March 22, 2009, to purchase 500,000 shares of the Company's Common Stock at $1.75 per share. Additionally, for each of three fiscal year measurement periods ending on March 31, 2000, March 31, 2001 and March 31, 2002, each of Messrs. Ben-Haim and Harary shall have the opportunity to receive warrants warrants to purchase up to an additional 500,000 shares of Common Stock for each such period (for a total of up to 1,500,000 additional warrants for each of Messrs. Ben-Haim and Harary). The number of shares (if any) as to which these additional warrants will be granted will depend upon the achievement of specified levels of net operating income for the Signal Branded Division during the relevant measurement period and/or the achievement of specified increases in the market price for the Company's Common Stock as of March 31, 2001 and March 31, 2002. In lieu of exercising any warrants granted as described above, the Securities Transfer Agreements give Messrs. Ben-Haim and Harary the right to elect to receive shares of Common Stock equal to the value of any warrants they choose to surrender to the Company in accordance with the following formula:

                  X = Y(A-B)
                      ------
                         A

where: X = the number of shares of Common Stock to be issued to the holder. Y = the number of shares of Common Stock then subject to the warrant.
            A = the then fair market value of one share of the Common Stock.
            B = the purchase price per share under the warrant (as adjusted, if applicable).

As with the  additional  shares of Common  Stock to be issued  under the amended
Acquisition Agreement, the issuance of the shares subject to the warrants described above will be subject to approval by the Company's shareholders at the Company's 1999 annual meeting, in order to comply with the rules of the New York Stock Exchange. The Company's principal shareholder, WGI, LLC, has executed a proxy in favor of Zvi Ben-Haim to vote in favor of the issuance of such shares at the Company's 1999 Annual Meeting.


Item 5.  Other Events.

     Effective March 22, 1999, pursuant to a Revolving Credit, Term Loan and Security Agreement dated March 12, 1999 (the "Credit Agreement"), the Company completed a new financing arrangement with its senior lender, BNY Financial Corporation (in its own behalf and as agent for other participating lenders). This arrangement provides the Company with funding of up to $98,000,000 (the "Maximum Facility Amount") under a combined facility that includes a $50,000,000 Term Loan (supported in part by $25,500,000 of collateral pledged by an affiliate of WGI, LLC, the Company's principal shareholder) and a Revolving Credit Line of up to $48,000,000 (the "Maximum Revolving Advance Amount"). Subject to the lenders' approval and to continued compliance with the terms of the original facility, the Company may elect to increase the Maximum Revolving Advance Amount from $48,000,000 up to $65,000,000, in increments of not less than $5,000,000. In no event, however, can the Maximum Facility Amount (after taking such increase into account) exceed $115,000,000.

     The Term Loan portion of the new facility is divided into two segments with differing payment schedules: (i) $27,500,000 ("Term Loan A") payable, with respect to principal, in a single installment on March 12, 2004 and (ii) $22,500,000 ("Term Loan B") payable, with respect to principal, in 47 consecutive monthly installments on the first business day of each month commencing April 1, 2000, with the first 46 installments to equal $267,857.14 and the final installment to equal the remaining unpaid balance of Term Loan B. The Credit Agreement allows the Company to prepay either term loan, in whole or in part, without premium or penalty.

     In connection with the Revolving Credit Line, the Credit Agreement also provides (subject to certain conditions) that the senior lender will issue Letters of Credit on behalf of the Company, subject to a maximum L/C amount of $40,000,000 and further subject to the requirement that the sum of all advances under the revolving credit line (including any outstanding L/Cs) may not exceed the lesser of the Maximum Revolving Advance Amount or an amount (the "Formula Amount") equal to the sum of:

     (1)  up to 85% of Eligible Receivables, as defined, plus


     (2) up to 50% of the value of Eligible Inventory, as defined (excluding L/C inventory and subject to a cap of $30,000,000 availability), plus

     (3) up to 60% of the first cost of Eligible L/C Inventory, as defined, plus

     (4) 100% of the value of collateral and letters of credit posted by the Company's principal shareholders, minus

     (5)  the aggregate undrawn amount of outstanding Letters of Credit, minus

     (6)  Reserves (as defined).

     In addition to the secured revolving advances represented by the Formula Amount, and subject to the overall limitation of the Maximum Revolving Advance Amount, the agreement provides the Company with an additional, unsecured Overformula Facility of $17,000,000 (the outstanding balance of which must be reduced to not more than $10,000,000 for at least one business day during a five business day cleanup period each month) through December 31, 2000. Between December 31, 2000 and June 1, 2001, both the maximum overall balance and the maximum "cleanup period" balance under this Overformula Facility are gradually reduced to zero in six equal monthly increments. Subject to the limitations of the Maximum Revolving Advance Amount and the Formula Amount, as well as the Maximum Facility Amount, the agreement also provides that the senior lender (in its individual capacity) may make Swingline Loans of up to $5,000,000 to the Company for periods not to exceed seven (7) days for any one such loan.

     Interest on all amounts advanced under the facility (pursuant to the either Term Loan or Revolving Advances (including any outstanding Letters of Credit)) is payable in arrears on the last day of each month. The facility allows the Company to select (separately) interest rates for both the Term Loan and Revolving Advances based on either a Domestic Rate or a Eurodollar Rate. Interest on Domestic Rate Loans is payable at a fluctuating Alternate Base Rate equal to the higher of the prime rate (as defined) or the federal funds rate plus 0.5%, plus the Applicable Margin (as defined). Interest on Eurodollar Rate Loans is payable at a fluctuating Eurodollar Rate equal to the daily average of the 30-day London Interbank Offered Rate as published in The Wall Street Journal (calculated as prescribed in the agreement), plus the Applicable Margin (as defined). The Applicable Margin for both Domestic Rate Loans and Eurodollar Rate Loans is tied to the Company's ratio of Funded Debt to Free Cash Flow (each as defined in the agreement), and ranges (A) in the case of Domestic Rate Loans, from zero for a ratio less than or equal to 1.0:1 to 1.25% for a ratio greater than 5.0:1 and (B) in the case of Domestic Rate Loans, from 1.5% for a ratio less than or equal to 1.0:1 to 3.5% for a ratio greater than 5.0:1.

     Notwithstanding the foregoing, the Credit Agreement provides that (x) from and after the Closing Date through and including the earlier of (i) the first anniversary of the Closing Date and (ii) the date on which the senior lender receives the Company's 1999 annual audited financial statements as required, the Applicable Margin shall be 1.25% for Domestic Rate Loans and 3.5% for Eurodollar Rate Loans, and (y) from and after the date that the Company (i) repays in full Term Loan B and (ii) the date at which advances are no longer permitted under the Overformula Facility, the Applicable Margin in effect from time to time for both Domestic Rate Loans and Eurodollar Rate Loans shall be increased by .50%.

     In addition to the amounts due for interest, the Company is obligated to pay: (i) a monthly unused facility fee, computed at the rate of 0.25% per annum, on the difference between the Maximum Revolving Advance Amount and the average daily balance of outstanding Revolving Advances (plus the aggregate undrawn amount of outstanding Letters of Credit) during that month; (ii) a monthly fee computed at the rate of 0.25% per annum on the outstanding face amount of any Letters of Credit (plus certain customary fees charged by The Bank of New York in connection with issuing letters of credit); and (iii) certain administrative fees payable to the senior lender under a fee letter executed in connection with the Credit Agreement.

     The Credit Agreement requires, among other things, maintenance by the Company of prescribed minimum amounts of tangible net worth, ratios of current assets to current liabilities, working capital and net operating results (excluding extraordinary items). The Credit Agreement also limits (i) the
Company's ability to pay dividends, (ii) the Company's future capital expenditures and (iii) the amount of indebtedness the Company may incur, and effectively prohibits future acquisition or business combination transactions by the Company without the lenders' consent. As the Company has not yet closed its books on the first quarter of fiscal 1999, the Company at present is not able to determine whether it was in compliance with all of the applicable covenants under the Credit Agreement as of the end of such quarter.

     In consideration of the provision of the additional, unsecured Overadvance Facility prescribed in the Credit Agreement, the Company permitted the senior lender to purchase (at the par value of $.01 per share) a total of 1,791,667 shares of the Company's Common Stock (the "Issued Shares") under the terms of a separate Subscription and Stock Purchase Agreement executed in conjunction with the Credit Agreement. The Company also issued to the senior lender a Warrant to purchase up to 375,000 additional shares of its Common Stock (the "Warrant Shares") at an exercise price of $1.50 per share. Subject to certain requirements for advance notice to the Company by the holder regarding the number of Warrant Shares which the holder intends to purchase, the Warrant becomes exercisable over a three-year period beginning December 31, 1999 with respect to a maximum of 125,000 shares per year. The Subscription and Stock Purchase Agreement also gives the senior lender the right to have both the Issued Shares and the Warrant Shares registered for resale under the Securities Act of 1933 in prescribed installments over a staggered period of time, and provides certain customary antidilution protections with respect to the Warrant Shares and the 625,000 Issued Shares for which resale registration is delayed.

     The Subscription and Stock Purchase Agreement also provides for certain put and call options with respect to the Issued Shares. Under the put option, the senior lender will have the right (upon specified advance written notice) once each calendar year for three years, beginning December 31, 1999, to require the Company to purchase up to 388,889 of the Issued Shares at a price of $1.50 per share. This right will only be exercisable, however, if the average closing bid price of the Company's Common Stock for the five trading days prior to the date of the exercise of the put option is less than $1.50. Under the call option, the Company has the right (but not the obligation), exercisable at any time while the senior lender holds the 1,166,667 issued shares for which registration is not delayed under the agreement, to purchase all or any portion of such shares at $3.00 per share.


Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          The financial statements of the Acquired Companies that are required pursuant to Article 3 of Regulation S-X are not currently available, but will be filed as an amendment to this Report (together with any additional required exhibits) as soon as practicable, but in no event later than sixty (60) days after the latest date on which this Report is required to be filed.

     (b)  Pro Forma Financial Information.

          The pro forma financial information required pursuant to Article 11 of Regulation S-X is not currently available, but will be filed as an amendment to this Report (together with any additional required exhibits) as soon as practicable, but in no event later than sixty
          (60) days after the latest date on which this Report is required to be filed.

     (c)  Exhibits.

        (10.1) Asset Purchase Agreement dated as of December 17, 1998, by and among the Company, Tahiti Apparel, Inc. and the stockholders of Tahiti Apparel, Inc.

        (10.2) Amendment, dated March 16, 1999, to Asset Purchase Agreement dated as of December 17, 1998, by and among the Company, Tahiti Apparel, Inc. and the stockholders of Tahiti Apparel, Inc.

        (10.3) Escrow Agreement, dated March 16, 1999, by and among the Company, Tahiti Apparel, Inc. and Wachtel & Masyr, LLP

        (10.4) Agreement, dated March 16, 1999, between Tahiti Apparel, Inc. and Ming Yiu Chan, together with related Form of Promissory Note (assumed by the Company at closing)

        (10.5) Stock Resale Agreement, dated March 16, 1999, between the Company, Tahiti Apparel, Inc., Zvi Ben-Haim, Michael Harary and Ming Yiu Chan

        (10.6) Registration Rights Agreement, dated March 16, 1999, between the Company, Tahiti Apparel, Inc., Zvi Ben-Haim, Michael Harary and Ming Yiu Chan

        (10.7) Employment Agreement, dated March 16, 1999, between the Company and Zvi Ben-Haim

        (10.8) Employment Agreement, dated March 16, 1999, between the Company and Michael Harary

        (10.9) Securities Transfer Agreement, dated March 16, 1999, between the Company and Zvi Ben-Haim

        (10.10) Securities Transfer Agreement, dated March 16, 1999, between the
                Company and Michael Harary

        (10.11) Form of Warrants to be issued to each of Zvi Ben-Haim and Michael Harary under Securities Transfer Agreements dated March 16, 1999

        (10.12) Revolving Credit, Term Loan and Security Agreement,  dated March
                12, 1999, between the Company and BNY Financial Corporation (individually and as Agent)

        (10.13) Second Amended and Restated Factoring Agreement, dated March 12,
                1999, between the Company and BNY Financial Corporation

        (10.14) Subscription and Stock Purchase Agreement, dated March 12, 1999, between the Company and BNY Financial Corporation

        (10.15) Form of Warrants to purchase the Company's Common Stock issued to BNY Financial Corporation, dated March 12, 1999







                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 6, 1999                     SIGNAL APPAREL COMPANY, INC.


                                        By: /s/ Robert J. Powell
                                           -------------------------------
                                           Robert J. Powell
                                           Vice President,
                                           General Counsel & Secretary